Exhibit 99.1

KPET ULTRA PACELINE CORPORATION

PRO FORMA UNAUDITED BALANCE SHEET

	April 1, 2026	Pro Forma Adjustments (Unaudited)		As Adjusted (Unaudited)
ASSETS
Current Assets
Cash	$1,759,111			$1,759,111
Prepaid expenses	25,654			25,654
Total Current Assets	1,784,765			1,784,765
Cash held in Trust Account	200,000,000	30,000,000	(1)	230,000,000
Total Assets	$201,784,765	30,000,000		$231,784,765

LIABILITIES, CLASS A ORDINARY SHARES SUBJECT TO POSSIBLE REDEMPTION AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	$9,552			$9,552
Accrued offering costs	347,724			347,724
Over-allotment option liability	158,100	(600)	(3)	—
		(157,500)	(4)
Total Current Liabilities	515,376	(158,100)		357,276
Deferred underwriting fee payable	11,000,000	1,650,000	(2)	12,650,000
Total Liabilities	11,515,376	1,491,900		13,007,276

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, 23,000,000 shares at a redemption value of $10.00 per share	200,000,000	29,660,000	(1)	230,000,000
		(1,631,300)	(2)
		1,971,300	(5)

Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—			—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 235,000 shares issued and outstanding, excluding 23,000,000 shares subject to possible redemption	24			24
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 5,750,000 shares issued and outstanding(1)	575			575
Additional paid-in capital	—	340,000	(1)	—
		(18,700)	(2)
		(1,971,300)	(5)
		1,650,000	(6)
Accumulated deficit	(9,731,210)	600	(3)	(11,223,110)
		157,500	(4)
		(1,650,000)	(6)
Total Shareholders’ Deficit	(9,730,611)	(1,491,900)		(11,222,511)
Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$201,784,765	30,000,000		$231,784,765

(1)	This number includes an aggregate of up to 750,000 Class B ordinary shares subject to forfeiture by the Sponsor if the over-allotment option is not exercised in full or in part by the underwriter (Note 6). On March 30, 2026, the Company issued an aggregate of 120,000 founder shares to its three independent directors, with each director receiving 40,000 shares, at a purchase price of $0.004 per share for an aggregate purchase price of $522. In connection with these issuances, the Sponsor surrendered to the Company, for no consideration, an equal number of founder shares. On April 15, 2026, the underwriter exercised its over-allotment option in full and on April 20, 2026, the Company consummated the issuance of the over-allotment shares and the underwriter purchased an additional 3,000,000 units. As such, the 750,000 Class B ordinary shares are no longer subject to forfeiture.

See Note to Pro Forma Unaudited Balance Sheet.

F-1

KPET ULTRA PACELINE CORPORATION

NOTES TO PRO FORMA UNAUDITED BALANCE SHEET

(Unaudited)

Note 1 - Closing of over-allotment option and additional private placement

The accompanying unaudited pro forma balance sheet presents the balance sheet of KPET Ultra Paceline Corporation (formerly known as Paceline Solutions Corporation) (the “Company”) as of April 1, 2026 adjusted for the closing of the underwriter’s over-allotment option and related transactions, which occurred on April 20, 2026, as described below.

On April 1, 2026, the Company consummated the initial public offering of 20,000,000 units at $10.00 per unit (the “Units”), which is discussed in Note 4 (the “Initial Public Offering”), generating gross proceeds of $200,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of an aggregate of 235,000 private placement units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, or $2,350,000 in the aggregate, to an affiliate of KPET Ultra Paceline LLC (formerly known as Paceline Solutions LLC) (the “Sponsor”), in a private placement. Each Private Placement Unit consists of one Class A ordinary share (the “Private Placement Shares”) and one-sixth of one warrant (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable to purchase one whole Class A ordinary share at a price of $11.50 per share.

In connection with the Initial Public Offering, the underwriter was granted a 45-day option from the date of the prospectus relating to the Initial Public Offering to purchase up to an additional 3,000,000 Units to cover over-allotments, if any. On April 15, 2026, the underwriter exercised its over-allotment option in full to purchase an additional 3,000,000 Units at $10.00 per Unit. On April 20, 2026, the Company consummated the issuance of the over-allotment Units, generating gross proceeds of $30,000,000. As a result of the full exercise of the over-allotment option, 750,000 founder shares are no longer subject to forfeiture.

As of April 20, 2026, a total of $230,000,000 of the net proceeds from the Initial Public Offering (including the full over-allotment close) and the sale of the Private Placement Units were placed in the trust account (the “Trust Account”).

Pro forma adjustments to reflect the full exercise of the underwriters’ over-allotment option are as follows:

	Pro forma entry
1	Cash held in Trust Account	$30,000,000
	Class A ordinary shares subject to possible redemption		$29,660,000
	Additional paid-in capital		340,000
	To record the sale of 3,000,000 IPO over-allotment units at $10.00 per unit.

2	Class A ordinary shares subject to possible redemption	$1,631,300
	Additional paid-in capital	18,700
	Deferred underwriting fee payable		$1,650,000
	To record the accrual of deferred underwriting fee on over-allotment option.

3	Over-allotment option liability	$600
	Change in fair value of over-allotment option liability		$600
	To record the change in fair value of over-allotment option liability as of April 20, 2026.

4	Over-allotment option liability	$157,500
	Accumulated deficit		$157,500
	To write-off the over-allotment option liability due to its full exercise.

5	Additional paid-in capital	$1,971,300
	Class A ordinary shares subject to possible redemption		$1,971,300
	Record accretion of ordinary shares subject to redemption in an amount of $10.00 per share.

6	Accumulated deficit	$1,650,000
	Additional paid-in capital		$1,650,000
	Reclassify negative additional paid in capital to accumulated deficit.

F-2